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CUSIP NO. 437305 10 5             13D                        PAGE 9 OF 9 PAGES



                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         This AGREEMENT is dated as of December 27, 2001, by and among Samstock/SIT, L.L.C., a Delaware limited liability company and Zell General Partnership, Inc. an Illinois corporation (collectively the "Reporting Persons").

            WHEREAS, the Reporting Persons beneficially own shares of common stock, $.01 par value, of Home Products International, Inc. a Delaware corporation;

            WHEREAS, the parties hereto may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"); and

                  WHEREAS, each of the parties hereto desire by this Agreement to provide for the joint filing of a Schedule 13D, and all amendments thereto, with the Securities and Exchange Commission.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The parties hereto will join in the preparation and filing of a single statement containing the information required by Schedule 13D, and all amendments thereto, and the Schedule 13D and all such amendments will be filed on behalf of each party hereto;

         2. Each party hereto will be responsible for the timely filing of the
         Schedule 13D, and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. No party hereto will be responsible for the completeness or accuracy of the information concerning any other party contained in the Schedule 13D or any amendment thereto, except to the extent such party knows or has reason to believe that such information is inaccurate.

         3. This Agreement may be executed in counterparts, all of which when taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                         SAMSTOCK/SIT, L.L.C.,
                                         a Delaware Limited Liability Company

                                         /s/ Donald J. Liebentritt
                                         ---------------------------------------
                                         By:  Donald J. Liebentritt,
                                         Its:   Vice President


                                         ZELL GENERAL PARTNERSHIP, INC.,
                                         an Illinois corporation

                                         /s/ Donald J. Liebentritt
                                         ---------------------------------------
                                         By:  Donald J. Liebentritt
                                         Its:  Vice President